Exhibit 5

                                                                                         SOUTHWEST AIRLINES CO.

                                                                                          Deborah Ackerman
                                                                                          Vice President - General Counsel

                                                                                           P.O. Box 36611
                                                                                           Dallas, Texas  75235-1611
                                                                                           (214) 792-4665
                                                                                           Facsimile:  (214) 792-5151

    October 19, 2007

Southwest Airlines Co.
2702 Love Field Drive
P.O. Box 36611
Dallas, TX  75235-1611

Ladies and Gentlemen:

I am the Vice President – General Counsel of Southwest Airlines Co., a Texas corporation (the “Company”).  This opinion is being delivered in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 6,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $1.00 per share, issuable pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”).

In rendering the opinions set forth below, I have reviewed and relied upon the original or certified copies of such documents, corporate or other records, certificates, and other papers as I have deemed necessary for the purpose of rendering such opinions.  In making the foregoing examinations, I have assumed the genuiness of all signatures on original documents, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all copies submitted to me.

Based upon the foregoing, subject to comments hereinafter stated, and limited in all respects to the Texas Business Corporation Law and the federal laws of the United States of America, in each case as in effect on the date hereof, it is my opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me in Item 5 of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                                                                                                                              Sincerely,

                                                                                                                                               /s/ Deborah Ackerman

                                                                                                                                               Deborah Ackerman